EXHIBIT 23(C)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of the TIAA Real Estate Account of our report dated March 14, 2019 relating to the financial statements, which appears in TIAA Real Estate Account's Annual Report on Form 10-K for the year ended December 31, 2018. We also consent to the reference to us under the heading Experts in such Registration Statement.

Charlotte, NC
March 14, 2019